Exhibit 99.3

Cavium Networks Contact:

Angel Atondo

Marketing Communications Manager

Tel: (650) 623-7033

Email: angel.atondo@caviumnetworks.com

Rajiv Khemani appointed Chief Operating Officer of Cavium Networks

MOUNTAIN VIEW, Calif., January 31, 2011 – Cavium Networks (NASDAQ: CAVM), a leading provider of semiconductor products that enable intelligent processing for networking, communications, and the digital home, announced today the appointment of Rajiv Khemani as Chief Operating Officer of Cavium Networks (NASDAQ: CAVM) effective immediately. Mr. Khemani previously served as Vice President and General Manager of Cavium’s Networking and Communications Division. In the expanded role of COO, he will oversee both the Networking and Communications Division and the Broadband & Consumer Division as well as manufacturing operations. He will continue to report to Syed Ali, Chairman, President and CEO.

“We continue to expand our market footprint across enterprise, data-center, service provider and consumer segments, with an increasing breadth of intellectual property and product lines and we need to appropriately scale the organization. Going forward, the ability to efficiently utilize our world-class engineering talent across divisions will be critical as we scale Cavium to new heights. Rajiv’s successful business track record, breadth of management roles and strategic acumen position him perfectly for the COO role,” said Syed Ali, President and CEO of Cavium Networks.

Rajiv Khemani joined Cavium Networks in 2003 and has served in various executive roles in marketing, sales and business unit management. He was part of the executive team that led Cavium from an early startup stage, through achieving profitability and an initial public offering, to a leading high growth semiconductor company. Prior to joining Cavium, he worked at Intel Corporation for 5 years, where he was most recently general manager of Intel’s network processor business, and led the organization to achieve #1 market share. He also worked at NetApp and Sun Microsystems across storage and server product lines in engineering, marketing and management roles. He received a bachelor degree in Computer Science and Engineering from the Indian Institute of Technology, New Delhi, an MS in Computer Science from New York University and an MBA from Stanford University Graduate School of Business.

“I am truly honored to take on this role and look forward to working with the entire Cavium team to increase synergies across our groups and continue to scale our product development and customer engagement & support capabilities,” said Rajiv Khemani.

###

About Cavium Networks

Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, wireless, security and video applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 40 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, California with design team locations in California, Massachusetts, India and Taiwan. For more information, please visit: http://www.caviumnetworks.com.

Note on Forward-Looking Statements

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks, uncertainties and assumptions. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to the rate of new design wins, acceptance by customers of Cavium’s new product introductions, whether or not the company can continue to expand gross margins and operating margins, the rate at which existing design wins go into production, pricing pressures; general economic conditions; manufacturing difficulties; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 1, 2010. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.